Exhibit 10.4
AMENDMENT TO MANUFACTURING AGREEMENT
The Manufacturing Agreement between Alcon Pharmaceuticals Ltd. (“Alcon”) and Lifecore Biomedical, Inc. dated effective on January 1, 2006, is hereby amended as follows:
1.) In Article 2.06, ALCON’s Minimum Volume is increased to ** of Product during each calendar year beginning in 2009.
2.) The pricing table in Article 3.01 is hereby updated and replaced with the following pricing table:

Price per gram
Year	(USD
2008	USD **
2009	USD **
2010	USD **
2011	USD **
2012	USD **
2013	USD **
3.) In Article 7.01, the term of the Agreement is hereby extended through December 31, 2013.
These changes will be effected and become part of the Manufacturing Agreement on February 1, 2008. With the exception of the above modifications, all other provisions of the Manufacturing Agreement remain in full force and effect. Please signify your agreement with the above by signing below and returning this letter to Alcon.
ALCON PHARMACEUTICALS LTD.

By:	/s/ JOANNE BECK		By:	/s/ STEFAN BASLER

	Name:	Joanne Beck		Name:	Stefan Basler
	Title:	General Manager		Title:	Finance Manager
	Date:	January 25, 2008		Date:	January 25, 2008

LIFECORE BIOMEDICAL, INC.
By:	/s/ LARRY HIEBERT
	Name:	Larry Hiebert
	Title:	Vice President and General Manager of the HD Division
	Date:	January 23, 2008

**	The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.